As filed with the Securities and Exchange Commission on August 3, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

under

the Securities Act of 1933

WESTINGHOUSE AIR BRAKE TECHNOLOGIES

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	25-1615902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(412) 825-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David L. DeNinno, Esq.

Executive Vice President, General Counsel and Secretary

Westinghouse Air Brake Technologies Corporation

1001 Air Brake Avenue

Wilmerding, Pennsylvania 15148-0001

(412) 825-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Kristen L. Stewart, Esq.

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

(412) 355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Debt Securities
Common Stock, par value $.01 per share
Preferred Stock, par value $.01 per share
Warrants
Depositary Shares
Purchase Contracts
Units
Guarantees of Debt Securities (3)

(1)	An indeterminate aggregate initial offering price and amount of the securities of each identified class is being registered as may be offered and sold from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee required in connection with this registration statement.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(3)	No separate consideration will be received for such guarantees. Pursuant to Rule 457(n), no registration fee is required with respect to such guarantees. The direct and indirect subsidiaries of Westinghouse Air Brake Technologies Incorporated that may be guarantors of some or all of the debt securities registered hereunder are listed as additional registrants for the purpose of registering their guarantees, if any, of the debt securities registered hereunder.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
Aero Transportation Products, Inc.	Missouri	43-1167773	3743
Barber Steel Foundry Corp.	Delaware	46-3009129	3743
Durox Company	Ohio	34-0898628	3743
G&B Specialties, Inc.	Pennsylvania	22-2221935	3743
Longwood Elastomers, Inc.	Virginia	54-1604003	3743
Longwood Industries, Inc.	New Jersey	22-3136502	3743
Longwood International, Inc.	Delaware	22-3768905	3743
MotivePower, Inc.	Delaware	23-2872369	3743
Railroad Controls, L.P.	Texas	02-0538075	3743
Railroad Friction Products Corporation	Delaware	25-1112152	3743
RCL, L.L.C.	Tennessee	47-4406932	3743
Ricon Corp.	California	95-2746855	3743
Schaefer Equipment, Inc.	Ohio	25-0777620	3743
Standard Car Truck Company	Delaware	36-2704499	3743
Thermal Transfer Acquisition Corporation	Delaware	82-0789168	3743
TransTech of South Carolina, Inc.	Delaware	57-1015489	3743
Turbonetics Holdings, Inc.	Delaware	20-8101309	3743
Wabtec International, Inc.	Delaware	20-5818808	3743
Wabtec Railway Electronics, Inc.	Delaware	47-2275131	3743
Wabtec Railway Electronics Manufacturing, Inc.	Delaware	47-2284104	3743
Workhorse Rail, LLC	Pennsylvania	77-0635262	3743
Xorail, Inc.	Florida	47-0724077	3743
Young Touchstone Company	Wisconsin	39-0725170	3743

*

The address, including zip code, and telephone number, including area code, of each additional registrant is c/o David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, telephone number (412) 825-1000. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is David L. DeNinno, Esq., Executive Vice President, General Counsel and Secretary, Westinghouse Air Brake Technologies Corporation, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001, telephone number (412) 825-1000.

Prospectus

Westinghouse Air Brake Technologies Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Purchase Contracts

Units

Guarantees of Debt Securities

We may offer to sell from time to time, in one or more classes or series, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units, or any combination of these securities. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for our common stock, preferred stock or other securities or debt or equity securities of one or more other entities. Certain of our direct and indirect subsidiaries named in this prospectus under “Description of Debt Securities — Debt Guarantees” may guarantee our debt securities.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “WAB.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered and the specific manner in which they may be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that contains a description of those securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. If any offering involves underwriters, dealers or agents, arrangements with them will be described in a prospectus supplement relating to that offering.

You should consider carefully the “Risk Factors” described on page 2 and in any applicable prospectus supplement before investing in any of our securities offered by this prospectus or any prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain or incorporate by reference specific information about the terms of that offering. Each prospectus supplement also may add, update or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement, together with the additional information described below under “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than as contained or incorporated by reference in this prospectus, and, if given or made, we and any underwriter, agent, dealer or remarketing firm take no responsibility for such information or representations. Neither the delivery of this prospectus nor any sale made under this prospectus shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is an unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information that we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet address is http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and our reports and other information can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our Internet address is http://www.wabtec.com. The information on our Internet site is not a part of this prospectus.

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Incorporation by Reference

The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to other documents. Any information we incorporate in this manner is considered part of this prospectus except to the extent updated and superseded by information contained in this prospectus and any prospectus supplement. Some information that we file with the SEC after the date of this prospectus and until we sell all of the securities covered by this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the following documents that we have filed with the SEC and any filings that we make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities covered by this prospectus, including between the date of this prospectus and the date on which any offering of securities under this prospectus is terminated, except as noted in the paragraph below:

Our SEC Filings (File No. 1-12001)	Period for or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2016
Quarterly Reports on Form 10-Q	Quarters ended March 31 and June 30, 2017
Current Reports on Form 8-K or Form 8-K/A	February 6 and 14, March 13 (two filings) and May 15, 2017
The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Exchange Act	March 31, 2017

Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or into this prospectus.

Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus do not purport to be complete, and where reference is made to the particular provisions of that contract, agreement or other document, those references are qualified in all respects by reference to all of the provisions contained in that contract, agreement or other document. For a more complete understanding and description of each such contract, agreement or other document, we urge you to read the exhibits to the registration statement of which this prospectus is a part.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference in this prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts, agreements or documents which are referred to in this prospectus. Requests should be directed to: Westinghouse Air Brake Technologies Corporation, Wilmerding, Pennsylvania 15148-0001, Attention: Corporate Secretary; telephone number: (412) 825-1000. You also may review a copy of the registration statement and its exhibits at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s Internet site, http://www.sec.gov.

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SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus, as further described above under “Where You Can Find More Information.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the prospectus supplement or in documents incorporated by reference in this prospectus. References to “Wabtec,” the “registrant,” “we,” “our,” “us” and similar terms mean Westinghouse Air Brake Technologies Corporation and its consolidated subsidiaries, unless the context requires otherwise.

Westinghouse Air Brake Technologies Corporation

We are one of the world’s largest providers of value-added, technology-based equipment, systems and services for the global freight and transit rail industries. We believe we hold a leading market share for many of our core product lines globally. Our highly engineered products, which are intended to enhance safety, improve productivity and reduce maintenance costs for customers, can be found on most U.S. locomotives, freight cars, passenger transit cars and buses around the world.

We are a Delaware corporation with our principal executive offices located at 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148-0001. Our telephone number is (412) 825-1000.

RISK FACTORS

Investing in our securities involves risks. Before deciding whether to purchase any of our securities, you should carefully consider the risks involved in an investment in our securities, as set forth in Item 1A, Risk Factors, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, as updated in our Quarterly Reports on Form 10-Q, and the other risks described in any prospectus supplement or in any of the documents incorporated by reference in this prospectus. The risks and uncertainties that we discuss in any document incorporated by reference in this prospectus are those that we believed as of the date of the document to be risks which may materially affect our company. Additional risks and uncertainties not then known to us or that we then believed to be immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

You should carefully review the information contained in or incorporated by reference into this prospectus. In this prospectus, statements that are not reported financial results or other historical information are “forward-looking statements.” Forward-looking statements give current expectations or forecasts that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects” and similar expressions in connection with any discussion of future operating or financial performance.

We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Among others, the factors discussed in the “Risk Factors” section of this prospectus, our Annual Report on Form 10-K for our fiscal year ended December 31, 2016, any of our reports subsequently filed with the SEC or any accompanying prospectus supplement could cause actual results to differ from those in forward-looking statements included in or incorporated by reference into this prospectus or that we otherwise make. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

Economic and industry conditions

•	prolonged unfavorable economic and industry conditions in the markets served by us, including North America, South America, Europe, Australia, Asia and South Africa;

•	decline in demand for freight cars, locomotives, passenger transit cars, buses and related products and services;

•	reliance on major original equipment manufacturer customers;

•	original equipment manufacturers’ program delays;

•	demand for services in the freight and passenger rail industry;

•	demand for our products and services;

•	orders either being delayed, cancelled, not returning to historical levels, or reduced or any combination of the foregoing;

•	consolidations in the rail industry;

•	continued outsourcing by our customers;

•	industry demand for faster and more efficient braking equipment;

•	fluctuations in interest rates and foreign currency exchange rates; or

•	availability of credit;

Operating factors

•	supply disruptions;

•	technical difficulties;

•	changes in operating conditions and costs;

•	increases in raw material costs;

•	successful introduction of new products;

•	performance under material long-term contracts;

•	labor relations;

•

the outcome of our existing or any future legal proceedings, including litigation involving our principal customers and any litigation with respect to environmental matters, asbestos-related matters, pension liabilities, warranties, product liabilities or intellectual property claims;

•	completion and integration of acquisitions, including the acquisition of Faiveley Transport, S.A. (“Faiveley Transport”); or

•	the development and use of new technology;

Competitive factors

•	the actions of competitors;

Political/governmental factors

•	political stability in relevant areas of the world;

•	future regulation/deregulation of our customers and/or the rail industry;

•	levels of governmental funding on transit projects, including for some of our customers;

•	political developments and laws and regulations, including those related to Positive Train Control; or

•	federal and state income tax legislation; and

Transaction or commercial factors

•	the outcome of negotiations with partners, governments, suppliers, customers or others.

Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consider any additional disclosures that we may make on related subjects in future filings with the SEC. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges for the six months ended June 30, 2017 and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 are as follows:

	Six Months Ended June 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.1x	7.9x	23.2x	19.2x	17.2x	19.5x

For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from operations before income taxes plus fixed charges less capitalized interest. “Fixed charges” consist of interest expense, a portion of rental expenses considered representative of the interest factor and capitalized interest.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include, but are not limited to, repayment, redemption or refinancing of debt, capital expenditures, investments in or loans to subsidiaries and joint ventures, funding of acquisitions, working capital, contributions to one or more of our pension plans, satisfaction of other obligations and repurchase of our outstanding debt or equity securities. Pending any such use, the net proceeds from the sale of the securities may be invested in short-term, investment grade, interest-bearing instruments. We will include a more detailed description of the use of proceeds of any specific offering in the applicable prospectus supplement relating to an offering of securities under this prospectus.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may offer from time to time under this prospectus. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. Those terms may vary from the terms described here. Although the debt securities that we may offer include debt securities denominated in U.S. dollars, we also may choose to offer debt securities in any other currency, including the euro. Any debt securities issued by us may be guaranteed by one or more of our direct and indirect subsidiaries named under the subheading “— Debt Guarantees” (collectively, the “Subsidiary Guarantors”).

The debt securities are governed by documents called “indentures.” The indentures are contracts between us and a financial institution acting as the trustee. The trustee has two main roles. First, under certain circumstances, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee may act on your behalf, as described under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities, the relevant indenture and any relevant supplemental indenture described in the related prospectus supplement, including definitions used in the relevant indenture and any relevant supplemental indenture. The particular terms of the debt securities that we may offer under this prospectus, the relevant indenture and any relevant supplemental indenture may vary from the terms described below.

General

The debt securities that we may offer under this prospectus will be either senior debt securities or subordinated debt securities. We may issue senior debt securities under one or more senior indentures among us, any applicable Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee, including an existing Indenture, dated as of August 8, 2013, which we refer to in this prospectus as the existing indenture. In this prospectus, we refer to any indenture pursuant to which senior debt securities offered under this prospectus may be issued, including the existing indenture, as any such indenture may be supplemented, as a senior indenture. We may issue subordinated debt securities under one or more subordinated indentures among us, any applicable Subsidiary Guarantor and Wells Fargo Bank, National Association, as trustee. In this prospectus, we refer to any indenture pursuant to which subordinated debt securities offered under this prospectus may be issued, as any such indenture may be supplemented, as a subordinated indenture. Senior indentures and subordinated indentures are sometimes referred to collectively in this prospectus as indentures.

The existing indenture is, and any other indenture will be, governed by New York law. Copies of the existing indenture and forms of a senior indenture and a subordinated indenture pursuant to which we may issue debt securities that are offered under this prospectus have been filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of these indentures.

We may offer the debt securities from time to time in as many distinct series as we may choose. All debt securities will be direct, unsecured obligations of ours. Any senior debt securities that we offer under this prospectus will have the same rank as all of our other unsecured and unsubordinated debt. Any subordinated debt securities that we offer under this prospectus will be subordinate in right of payment to our senior indebtedness. The existing indenture does not, and any other indenture may not, limit either the amount of debt that we may issue thereunder or the amount of other unsecured debt or other securities that we or our subsidiaries may issue.

Our primary sources of payment for our payment obligations under the debt securities will be revenues from our operations and investments and cash distributions from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation whatsoever to pay any amounts due on debt securities issued by us or to make funds available to us, except to the extent that they have agreed to guarantee such obligations of ours. Our subsidiaries’ ability to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The existing indenture does not, and any other indenture may not, restrict our subsidiaries from entering into agreements that prohibit or limit their ability to pay dividends or make other payments or advances to us.

To the extent that we must rely on cash from our subsidiaries to pay amounts due on the debt securities, the debt securities will be effectively subordinated to all our subsidiaries’ liabilities, including their trade payables. This means that our subsidiaries may be required to pay all of their creditors in full before their assets are available to us. Even if we are recognized as a creditor of our subsidiaries, our claims would be effectively subordinated to any security interests in their assets and also could be subordinated to some or all other claims on their assets and earnings.

Other than the restrictions described below or any restrictions described in an applicable prospectus supplement, the existing indenture does not, and any other indenture and the debt securities that we may offer under this prospectus will not, contain any covenants or other provisions designed to protect holders of the debt securities if we participate in a highly leveraged transaction.

You should look in the applicable prospectus supplement for the following terms of the debt securities being offered:

•	the title of the debt securities;

•	if other than U.S. currency, the currency in which the debt securities may be purchased and the currency in which principal, premium, if any, and interest will be paid;

•	the total principal amount of the debt securities;

•	the price at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature and the right, if any, to extend the maturity date or dates;

•	the annual rate or rates, if any, at which the debt securities will bear interest, including the method of calculating interest if a floating rate is used;

•

the date or dates from which the interest will accrue, the interest payment dates on which the interest will be payable or the manner of determination of the interest payment dates and the record dates for the determination of holders to whom interest is payable;

•	the place or places where principal, premium, if any, and interest will be payable;

•	any redemption, repayment or sinking fund provision;

•	the application, if any, of defeasance provisions to the debt securities;

•	if other than the entire principal amount, the portion of the debt securities that would be payable upon acceleration of the maturity of the debt securities;

•

any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, repurchase or repayment;

•

the form of debt securities, including whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	if the amount of payments of principal, premium, if any, or interest on the debt securities may be determined by reference to an index, the manner in which that amount will be determined;

•

whether the debt securities will be guaranteed by one or more of the Subsidiary Guarantors and, if so, the identity of the applicable Subsidiary Guarantors and whether any subordination provisions or other limitations are applicable to any such guarantees;

•	any additional covenants applicable to the debt securities;

•	any additional events of default applicable to the debt securities;

•	the terms of subordination, if applicable;

•	the terms of conversion, if applicable;

•	the terms of subordination of the debt securities, if applicable;

•	any material provisions described in this prospectus that do not apply to the debt securities; and

•

any other material terms of the debt securities, including any additions, deletions or other changes to the terms described in this prospectus, and any terms which may be required by or advisable under applicable laws or regulations.

In addition to the debt securities that we may offer pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under documentation that is not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Debt Guarantees

Debt securities offered by us may be guaranteed by one or more of the Subsidiary Guarantors. The Subsidiary Guarantors are Aero Transportation Products, Inc., Barber Steel Foundry Corp., Durox Company, G&B Specialties, Inc., Longwood Elastomers, Inc., Longwood Industries, Inc., Longwood International, Inc., MotivePower, Inc., Railroad Controls, L.P., Railroad Friction Products Corporation, RCL, L.L.C., Ricon Corp., Schaefer Equipment, Inc., Standard Car Truck Company, Thermal Transfer Acquisition Corporation, TransTech of South Carolina, Inc., Turbonetics Holdings, Inc., Wabtec International, Inc., Wabtec Railway Electronics, Inc., Wabtec Railway Electronics Manufacturing, Inc., Workhorse Rail, LLC, Xorail, Inc. and Young Touchstone Company.

Any guarantee of debt securities offered by us will be set forth in the applicable indenture or a related supplemental indenture and described in an applicable prospectus supplement. The payment obligations of any Subsidiary Guarantor with respect to a guarantee of debt securities offered by us will be effectively subordinate in right of payment to the prior payment in full of all senior indebtedness of any such Subsidiary Guarantor to the same extent and manner that our payment obligations with respect to our subordinated debt securities are subordinate in right of payment to the prior payment in full of all of our senior indebtedness.

Original Issue Discount

Any series of debt securities offered under this prospectus may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Restrictive Covenants

The existing indenture contains, and any other indenture may contain, certain covenants for the benefit only of holders of the debt securities governed by the applicable indenture. The covenants summarized below will apply to each series of debt securities issued pursuant to any of the indentures as long as any of those debt securities are outstanding, unless waived, amended or the applicable prospectus supplement states otherwise.

Payment. We will pay the principal of and premium, if any, and interest on the debt securities in accordance with the terms of such debt securities and the applicable indenture. Unless otherwise provided in the applicable prospectus supplement, we will pay interest on any debt security to the person in whose name that security is registered at the close of business on the regular record date for that interest payment.

Subject to the requirements of any applicable abandoned property laws, any money deposited with the trustee or any paying agent for the payment of principal of or premium, if any, or interest on any debt security that remains unclaimed for two years after that amount has become due and payable will be paid to us at our request. After this occurs, the holder of that debt security must look only to us for payment of that amount, unless an applicable abandoned property law designates another person, and not to the trustee or paying agent.

Merger and Consolidation. We will not consolidate with or merge into any other entity or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, firm, corporation or other entity, unless:

•

either (i) we are the surviving corporation or (ii) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States or, if such person, firm, corporation or other entity is not a corporation, a co-obligor of the outstanding debt securities issued under the applicable indenture is a corporation organized under any such laws, and any resulting, surviving or transferee entity expressly assumes the Company’s obligations under the applicable indenture and the outstanding debt securities issued under the applicable indenture, by a supplemental indenture to which we are a party;

•	there is no default under the applicable indenture immediately after giving effect to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal; and

•

the resulting or transferee entity shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal complies with the applicable indenture.

Upon such a succession described in clause (ii) of the first bullet above and compliance with the second and third bullets above, we will be relieved from any further obligations under the applicable indenture.

Waiver of Certain Covenants. Unless otherwise provided in an applicable prospectus supplement, we may, with respect to the debt securities of any series, omit to comply with any covenant provided in the terms of those debt securities if, before the time for such compliance, holders of at least a majority in principal amount of the outstanding debt securities of that series waive such compliance in that instance or generally.

Events of Default

You will have special rights if an Event of Default occurs and is not cured, as described later in this subsection. Unless described otherwise in an applicable prospectus supplement, the term “Event of Default” means any of the following with respect to an issue of debt securities offered under this prospectus:

•	we fail to pay any interest on an issue of debt securities within 30 days after such interest becomes due and payable by the terms of that issue of debt securities;

•	we fail to pay principal of or premium, if any, on an issue of debt securities at maturity, or if applicable, the redemption price, when due and payable;

•	we fail to pay any sinking fund installment on an issue of debt securities within 30 days of such installment becoming due and payable;

•

we or any Subsidiary Guarantor, if applicable, fails to comply with any of the covenants or agreements in the applicable debt securities or indenture (other than a covenant or agreement that we have included in the applicable indenture solely for the benefit of another series of debt securities issued under that indenture) for 90 days after the trustee or the holders of at least 25% in principal amount of all outstanding debt securities of a series of debt securities affected by that failure have given us a written notice of the failure;

•	certain events of bankruptcy, insolvency or reorganization occur; or

•	any other Event of Default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. Unless provided otherwise in an applicable prospectus supplement, if an Event of Default has occurred and continues with respect to an issue of debt securities, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all of the debt securities of the affected series to be due and immediately payable. This is called a “declaration of acceleration of maturity.” Under some circumstances, a declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of that series.

The trustee under the existing indenture generally is not, and the trustee under any other indenture generally will not be, required to take any action under that indenture at the request of any holders unless one or more of the holders has provided to the trustee security or indemnity reasonably satisfactory to it.

The holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that (i) such direction is not in conflict with any rule of law or with the applicable indenture, (ii) the trustee may take any other action deemed proper by the trustee which is not inconsistent with that direction and (iii) the trustee has the right to decline to follow the direction if the trustee in good faith determines that the proceeding so directed would expose the trustee to personal liability or that it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such direction.

The holders of a majority in principal amount of the outstanding debt securities of the relevant series may, on behalf of the holders of all of the debt securities of that series, waive certain past defaults under the applicable indenture with respect to that series and its consequences. The trustee may refuse to follow those directions in some circumstances.

If an Event of Default occurs and is continuing regarding a series of debt securities, the applicable trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of that series.

Before any holder of any series of debt securities may institute an action for any remedy under the applicable indenture, except payment on such holder’s debt security when past due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities incurred by the trustee for taking such action.

“Street Name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the applicable trustee and to make or cancel a declaration of acceleration.

We will furnish every year to the trustee under each indenture a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with that indenture and the debt securities offered pursuant to that indenture, or else specifying any default.

An Event of Default regarding one series of debt securities issued under an indenture is not necessarily an Event of Default regarding any other series of debt securities issued under that indenture or otherwise.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

The following discussion of satisfaction and discharge, defeasance and covenant defeasance will be applicable to a series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Satisfaction and Discharge. Each indenture will be satisfied and discharged with respect to a particular series of debt securities issued under that indenture if:

•	we deliver to the trustee all debt securities of that series then outstanding for cancellation; or

•

all debt securities of that series not delivered to the trustee for cancellation (i) have become due and payable, (ii) are to become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee, and, in any such case, we irrevocably deposit with the trustee, in trust for such purpose, money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities to the date of maturity, redemption or deposit (in the case of debt securities that have become due and payable), provided that in either case we have paid all other sums payable under that indenture. In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance and Covenant Defeasance. The existing indenture provides, and any other indenture will provide, if such provision is made applicable to the debt securities of a series issued under that indenture, that, upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money or certain U.S. government obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the case of U.S. government obligations, in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of (and premium, if any) and interest on such debt securities, on the scheduled due dates:

•	we may elect either:

•

to defease and be discharged from any and all obligations with respect to any debt securities of such series (except for the obligations, among others, to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”); or

•

to be released from our obligations with respect to the restrictions described above under “— Restrictive Covenants,” together with additional covenants that may be included for a particular series; and

•

the Events of Default described in the third, fourth and sixth bullets under “— Events of Default,” shall not be Events of Default under that indenture with respect to such series (“covenant defeasance”).

In the case of defeasance, the holders of such debt securities are entitled to receive payments in respect of such debt securities solely from such trust. In the case of defeasance or covenant defeasance, a trust may only be established if, among other things, we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of the debt securities affected thereby will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance described above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the applicable indenture. We also will deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or covenant defeasance, as the case may be, have been complied with.

Modification and Waiver

The existing indenture contains, and any other indenture may contain, provisions permitting us and the trustee to modify that indenture or enter into or modify any supplemental indenture without the consent of the holders of the debt securities of a particular series in regard to matters as will not adversely affect the interests of the holders of the debt securities of that series, including the following:

•	to cure any ambiguity, omission, defect or inconsistency as evidenced in an officers’ certificate;

•	to provide for the assumption of our obligations under the applicable indenture by a successor or transferee upon any permitted merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide any security for or guarantees of the securities issued under the applicable indenture or for the addition of an additional obligor on the securities issued under the applicable indenture;

•	to comply with any requirement to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended, if applicable;

•	to add covenants that would benefit the holders of debt securities of the applicable series or to surrender any rights we have under the applicable indenture;

•

to change or eliminate any of the provisions of the applicable indenture, provided that any such change or elimination is not effective with respect to any outstanding debt securities of any series created prior to the execution of the applicable supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities to be issued under the applicable indenture;

•

to facilitate the defeasance and discharge of the debt securities of any series otherwise in accordance with the existing terms of the applicable indenture; provided that any such action does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect;

•

to issue additional debt securities of any series of debt securities issued under the applicable indenture, provided that such additional debt securities have the same terms as, and are deemed part of the same series as, the applicable series to the extent required under the applicable indenture; and provided further that if the additional debt securities are not fungible with such existing series of debt securities for United States federal income tax purposes, the additional debt securities will have a separate CUSIP number;

•

to evidence and provide for the acceptance of and appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trust by more than one trustee;

•	to add additional events of default with respect to any series of debt securities issued under that indenture;

•	to make any change that does not adversely affect any outstanding debt securities in any material respect; and

•

to add guarantees with respect to any series of debt securities issued under that indenture or confirm and evidence the release, termination or discharge of any guarantee with respect to any series of debt securities issued under that indenture to the extent that such release, termination or discharge is permitted under the terms the applicable indenture and any applicable supplemental indenture.

We and the trustee under an indenture may otherwise modify that indenture or any supplemental indenture relating to that indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of debt securities affected thereby at the time outstanding, except that no such modifications shall, without the consent of the holder of each debt security affected thereby:

•	reduce the percentage in principal amount of the debt securities of that series, the consent of whose holders is required for any amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on debt securities of that series;

•	reduce the principal of the debt securities of that series or change the stated maturity of the debt securities of that series;

•

reduce any premium payable on the redemption of the debt securities of that series or change the time at which the debt securities of that series may or must be redeemed or alter or waive any of the provisions with respect to the redemption of the debt securities of that series;

•	make payments on the debt securities of that series payable in currency other than as originally stated in such debt securities;

•	impair the holders’ right to institute suit for the enforcement of any payment on the debt securities of that series; or

•	waive a continuing default or event of default regarding any payment on the debt securities of that series.

With respect to any vote of holders of a series of debt securities, we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture.

“Street Name” and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or debt securities or request a waiver.

Subordinated Debt Securities

Although the existing indenture and the forms of senior indenture and subordinated indenture filed as exhibits to the registration statement of which this prospectus is a part are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are certain substantive differences between the senior debt securities and subordinated debt securities that we may offer pursuant to this prospectus. This section discusses some of those differences.

Subordination. Subordinated debt securities will be subordinate in right of payment to all senior indebtedness. “Senior indebtedness” is defined to mean, among other things, the principal, premium (if any) and unpaid interest on all present and future (i) indebtedness of the Company for borrowed money (including indebtedness of others guaranteed by us), unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities or it is expressly provided that such obligation is subordinated to other of our indebtedness and obligations.

Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions. The applicable prospectus supplement for a particular series of subordinated debt securities will describe the specific terms discussed above that apply to the subordinated debt securities being offered thereby as well as any applicable conversion or exchange provisions.

Modification of an Indenture Relating to Subordinated Debt Securities. Each subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes discussed above under “— Modification and Waiver.” We and the trustee may also modify each subordinated indenture to make provision with respect to any conversion or exchange rights for a given issue of subordinated debt securities.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This is called holding in “Street Name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to. If you hold debt securities in “Street Name,” you should check with your own institution to find out:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting, if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder, as described below; and

•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of each trustee under the indentures and those of any third parties employed by us or the trustee under each of the indentures, run or will run, as the case may be, only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we and the trustee do not have obligations to you if you hold in “Street Name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities, as described below. For example, once we make payment to the registered holder, we and the trustee have no further responsibility for the payment, even if that holder is legally required to pass the payment along to you as a “Street Name” customer but does not do so.

Global Securities

What is a Global Security? A global security is a special type of indirectly held debt security as described above under “— ‘Street Name’ and Other Indirect Holders.” If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only hold the debt securities in “Street Name.” We would do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the “depositary.” Any person wishing to own a debt security issued in the form of a global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The applicable prospectus supplement will indicate whether a series of debt securities will be issued only in the form of global securities and, if so, will describe the specific terms of the arrangement with the depositary.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

An investor should be aware that if a series of debt securities is issued only in the form of global securities:

•	the investor cannot have debt securities of that series registered in his or her own name;

•	the investor cannot receive physical certificates for his or her interest in the debt securities of that series;

•

the investor will be a “Street Name” holder and must look to his or her own bank or broker for payments on the debt securities of that series and protection of his or her legal rights relating to the debt securities of that series, as described under “— ‘Street Name’ and Other Indirect Holders”;

•

the investor may not be able to sell interests in the debt securities of that series to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to the investor’s interest in the global security. Neither we nor the applicable trustee have or will have any responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. Also, neither we nor the applicable trustee do or will supervise the depositary in any way.

Special Situations When the Global Security Will be Terminated. In limited special situations, a global security will terminate, and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in “Street Name” will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct holders. The rights of “Street Name” investors and direct holders in debt securities have been previously described in subsections entitled “— ‘Street Name’ and Other Indirect Holders” and “— Direct Holders.”

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary, and we do not appoint a successor depositary;

•	when an Event of Default on the applicable series of debt securities has occurred and has not been cured; and

•	at any time if we decide to terminate a global security.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, only the depositary is responsible for deciding the names of the institutions that will be the initial direct holders.

Form, Exchange, Registration and Transfer

Unless we inform you otherwise in an applicable prospectus supplement, we will issue the debt securities offered pursuant to this prospectus in registered form, without interest coupons, and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not charge a service charge for any registration of transfer or exchange of the debt securities offered pursuant to this prospectus. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series, in the same total principal amount and the same terms but in different authorized denominations in accordance with the terms of the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

We will appoint the trustee under the applicable indenture as security registrar for the debt securities issued under that indenture. If a prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment with respect to debt securities we may offer under any of the indentures. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities offered under this prospectus, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of the notice, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the applicable prospectus supplement:

•	payments on a series of debt securities will be made in U.S. dollars by check mailed to the holder’s registered address or, with respect to global securities, by wire transfer;

•	we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment; and

•

the trustee under the applicable indenture will be designated as our paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities under the applicable indenture that remain unclaimed for two years after the date when the payment was due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

DESCRIPTION OF CAPITAL SECURITIES

Common Stock

We may issue, either separately or together with other securities, including as a part of units, shares of our common stock. Shares of common stock issued as part of units may be attached to or separate from any other securities part of those units. Under our Restated Articles of Incorporation, as amended to date (our “Restated Articles of Incorporation”), we are authorized to issue up to 200,000,000 shares of our common stock, par value $.01 per share. As of June 30, 2017, we had 95,984,443 shares of common stock issued and outstanding and had reserved 3,101,321 additional shares of common stock for issuance under our stock compensation plans.

The applicable prospectus supplement relating to an offering of common stock or other securities convertible or exchangeable for, or exercisable into, common stock, or the settlement of which may result in the issuance of common stock, will describe the relevant terms, including the number of shares offered, any initial offering price and market price and dividend information, as well as, if applicable, information on other related securities.

The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following:

•	the Delaware General Corporation Law, as it may be amended from time to time;

•	our Restated Articles of Incorporation, as they may be amended or restated from time to time; and

•	our Amended By-Laws (our “By-Laws”), as they may be amended or restated from time to time.

Dividends. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors, out of funds legally available for their payment subject to the rights of holders of our preferred stock.

Voting Rights. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. There are no cumulative voting rights associated with our common stock.

Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of our outstanding preferred stock have received their liquidation preferences in full.

Miscellaneous. The outstanding shares of common stock are fully paid and nonassessable. The holders of common stock are not entitled to preemptive or redemption rights. There are no sinking fund provisions applicable to the common stock. Shares of common stock are not convertible into shares of any other class of capital stock. Wells Fargo Shareowner Services is the transfer agent and registrar for the common stock.

Stock Exchange Listing. Our common stock is listed on the New York Stock Exchange and trades under the symbol “WAB.”

Preferred Stock

We may elect to issue shares of our preferred stock from time to time, as described in the applicable prospectus supplement relating to any offering of preferred stock pursuant to this prospectus. We may issue shares of preferred stock separately or as a part of units, and any such shares issued as part of units may be attached to or separate from any other securities part of those units. Shares of our preferred stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock, and shares of our preferred stock may be convertible into our common stock.

Our Restated Articles of Incorporation expressly authorize our Board of Directors, subject to any limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series from time to time. In addition, our Board of Directors is authorized to establish from time to time the number of shares to be included in each series of preferred stock and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each series of preferred stock. The authority of our Board of Directors with respect to each series includes, without limitation, determination of the following:

•	the number of shares constituting that series and the distinctive designation of that series;

•

the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, the declaration and payment dates and the payment preference, if any, to dividends payable on any other class or classes or series of stock;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms thereof;

•	whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions thereof;

•	whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions thereof;

•	whether that series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of that series, and, if so, the terms and amounts thereof;

•

the right of the shares of that series to the benefit of conditions and restrictions upon (i) the creation of indebtedness of Wabtec or any subsidiary; (ii) the issue of any additional stock (including additional shares of such series or of any other series); and (iii) the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Wabtec or any subsidiary of, any outstanding stock of Wabtec;

•

the right of the shares of that series in the event of any voluntary or involuntary liquidation, dissolution or winding up of Wabtec and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of stock; and

•	any other relative, participating, option or other special rights, qualifications, limitations or restrictions of that series.

Our Restated Articles of Incorporation authorize our Board of Directors, without further stockholder action, to provide for the issuance of up to 1,000,000 shares of preferred stock, in one or more series. As of the date of this prospectus, no shares of preferred stock have been issued.

Special Charter Provisions. Our Restated Articles of Incorporation and our By-Laws contain various provisions that may discourage or delay attempts to gain control of Wabtec. For example:

•	our Board of Directors is classified into three classes, with one class elected each year to serve a three-year term;

•

our By-Laws require the Nominating and Corporate Governance Committee to nominate (a) William E. Kassling (so long as Mr. Kassling is able and willing to serve and members of his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec beneficially owned by Mr. Kassling immediately after the closing of the stock purchase transaction governed by the stock purchase agreement dated as of March 5, 1997 and described in the Current Report on Form 8-K filed by Wabtec on April 11, 1997) and (b) Emilio A. Fernandez (so long as Mr. Fernandez is able and willing to serve and Mr. Fernandez and his immediate family and their affiliates collectively and beneficially own at least 50% of the shares of common stock of Wabtec delivered by the Corporation pursuant to that certain Asset Purchase Agreement dated as of January 23, 1995 by and among Wabtec, Pulse Acquisition Corporation, Pulse Electronics, Incorporated and Pulse Embedded Computer Systems, Inc., which was filed as an exhibit to Wabtec’s Registration Statement on Form S-1 (Registration No. 33-90866));

•

except as otherwise provided by applicable law, our Restated Articles of Incorporation or our By-Laws, our By-Laws may be altered, amended or repealed by the stockholders at any annual or special meeting or by action of the Board of Directors;

•

special meetings of the stockholders may be called at any time by the Chairman of our Board, the Chief Executive Officer, a majority of our Board of Directors or stockholders owning not less than 25% of the capital stock of our issued and outstanding capital stock entitled to vote and may not be called by any other person or persons or in any other manner; and

•	stockholders must provide advance notice if they wish to submit a proposal or nominate candidates for director at our annual meeting of stockholders.

Other Contractual Provisions

Other contracts to which we are party also contain provisions that may discourage or delay attempts to gain control of Wabtec. For example, pursuant to the terms of a shareholders agreement entered into in connection with our acquisition of Faiveley Transport, two of our directors, Erwan Faiveley and Philippe Alfroid, who were designated by the Faiveley shareholders, were appointed to our Board of Directors upon completion of our acquisition of Faiveley Transport and will continue to be nominated to our Board of Directors so long as the former Faiveley shareholders beneficially own a certain percentage of our outstanding common stock. In addition, pursuant to the terms of that shareholders agreement, Stéphane Rambaud-Measson initially was appointed as an observer to our Board of Directors in November 2016. Mr. Rambaud-Measson was appointed to our Board of Directors in May 2017 in accordance with the terms of his employment agreement with us. Copies of the shareholders agreement and the employment agreement with Mr. Rambaud-Measson described above are exhibits to documents incorporated by reference into this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of those agreements.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We may offer the offered securities in one or more of the following ways, or any other way set forth in an applicable prospectus supplement from time to time:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to investors directly in negotiated sales or in competitively bid transactions; or

•	to holders of other securities in connection with acquisitions.

The prospectus supplement for each series of securities we sell will describe the offering, including:

•	the name or names of any underwriters;

•	the purchase price and the proceeds to us from that sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any commissions paid to agents;

•	the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Underwriters

If underwriters are used in a sale, we will execute an underwriting agreement with them regarding those securities. Unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions, and the underwriters must purchase all of these securities if any are purchased.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us, at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the applicable prospectus supplement will state that this is the case and will describe the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions.

•

Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker/dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

Agents

We also may sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement.

Direct Sales

We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of these securities.

In addition, debt securities described in this prospectus may be issued upon the exercise of warrants or the settlement of purchase contracts or units.

Indemnification

We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and may agree to contribute to payments that these underwriters, dealers or agents may be required to make.

No Assurance of Liquidity

The securities we offer may be a new issue of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the securities. We cannot assure you that there will be liquidity in the trading market for any securities of any series.

LEGAL MATTERS

Unless indicated otherwise in an applicable prospectus supplement, the validity of the issuance of the offered securities will be passed upon for us by K&L Gates LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Westinghouse Air Brake Technologies Corporation and subsidiaries appearing in Westinghouse Air Brake Technologies Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Westinghouse Technologies Corporation’s internal control over financial reporting as of December 31, 2016 (excluding the internal control over financial reporting of Workhorse Rail LLC (“Workhorse”), Faiveley Transport S.A. (“Faiveley”), Precision Turbo & Engine (“Precision Turbo”), Unitrac Railroad Materials (“Unitrac”), and Gerken Group SA (“Gerken”), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the consolidated financial statements for year 2016 is based in part on the report of PricewaterhouseCoopers Audit, independent registered public accounting firm and which as to the report on the effectiveness of Westinghouse Air Brake Technologies Corporation’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Workhorse, Faiveley, Precision Turbo, Unitrac, and Gerken from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference, Such financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

The audited financial statements of Faiveley Transport S.A. as of December 31, 2016 and November 30, 2016, and the results of operations and cash flows for the period from November 30, 2016 to December 31, 2016, not separately incorporated by reference in this offering memorandum, have been audited by PricewaterhouseCoopers Audit, an independent registered public accounting firm, whose report thereon is incorporated by reference herein. The audited financial statements of Westinghouse Air Brake Technologies Corporation to the extent they relate to Faiveley Transport S.A. have been so included in reliance on the report of such independent registered public accounting firm given on the authority of said firm as experts in auditing and accounting.

The audited consolidated financial statements of Faiveley Transport S.A. included in Exhibit 99.1 of Westinghouse Air Brake Technologies Corporation’s Form 8-K/A dated February 14, 2017 have been incorporated in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s fees and expenses		**
Printing and engraving fees		**
Miscellaneous		**
Total	$	*

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee required in connection with this registration statement.
**	The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

1. Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a former or present director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made:

(1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; or

(2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum; or

(3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion; or

(4) by the stockholders.

Section 145 permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability.

2. Section 102(b)(7) of the DGCL. Section 102(b)(7) of the DGCL provides that a corporation may set forth in its Certificate of Incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or approval of unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective (in the case of Wabtec, October 19, 1989). As noted in paragraph 3 below, Wabtec’s Amended and Restated Certificate of Incorporation, as amended, includes a provision contemplated by Section 102(b)(7) of the DGCL.

3. Certificate of Incorporation Provision on Liability of Directors. The Restated Certificate of Incorporation of Wabtec, as amended, provides that no Wabtec director shall be personally liable to Wabtec or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Wabtec or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit.

4. Indemnification By-Law. Section 1 of Article VIII of Wabtec’s Amended and Restated By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Wabtec) by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of the Wabtec enterprise, against expenses (including attorneys’ fees), payments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by payment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Wabtec, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2 of Article VIII of Wabtec’s Amended and Restated By-Laws provides that Wabtec shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Wabtec to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Wabtec, or is or was a director or officer of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Wabtec; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Wabtec unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3 of Article VIII of Wabtec’s Amended and Restated By-Laws provides that any indemnification under Article VIII (unless ordered by a court) shall be made by Wabtec only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII, as the case may be. Such determination shall be made (i) by a majority of the vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of Wabtec has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 8 of Article VIII of Wabtec’s Amended and Restated By-Laws provides that Wabtec may purchase or maintain insurance on behalf of any person who is or was a director or officer of Wabtec, or is or was a director of Wabtec serving at the request of Wabtec as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Wabtec would have the right or obligation to indemnify him against such liability.

5. Director and Officer Liability Insurance. Wabtec maintains director and officer liability insurance covering its directors and officers with respect to certain liabilities which they may incur in connection with their serving as such.

Item 16. Exhibits.

The following Exhibits are filed as part of this Registration Statement:

	Exhibit Number	Description

*	1.1	Form of Underwriting Agreement.

*	1.2	Form of Distribution Agreement.

	4.1	Indenture, dated August 8, 2013, by and between the Company and Wells Fargo, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on August 8, 2013).

	4.2	First Supplemental Indenture, dated as of August 8, 2013, by and between Westinghouse Air Brake Technologies Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on August 8, 2013).

	4.3	Form of 4.375% Senior Note due 2023 (included in Exhibit 4.2).

	4.4	Second Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.5	Third Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.6	Form of 3.450 % Senior Note due 2026 (included in Exhibit 4.5).

	4.7	Registration Rights Agreement, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.8	Fourth Supplemental Indenture, dated as of February 9, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K filed on February 28, 2017).

	4.9	Fifth Supplemental Indenture, dated as of April 28, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 10-Q filed on May 4, 2017).

	4.10	Sixth Supplemental Indenture, dated as of June 21, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-4 filed by Westinghouse Air Brake Technologies Corporation on July 19, 2017).

	4.11	Form of Indenture for Senior Debt (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed by Westinghouse Air Brake Technologies Corporation on August 5, 2013).

	4.12	Form of Senior Debt Security (included as part of Exhibit 4.1 and Exhibit 4.11).

	4.13	Form of Indenture for Subordinated Debt (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed by Westinghouse Air Brake Technologies Corporation on August 5, 2013).

	4.14	Form of Subordinated Debt Security (included as part of Exhibit 4.13).

*	4.15	Form of Warrant Agreement.

*	4.16	Form of Warrant Certificate.

*	4.17	Form of Deposit Agreement.

*	4.18	Form of Depositary Receipt.

*	4.19	Form of Purchase Contract Agreement.

*	4.20	Form of Purchase Contract Security.

*	4.21	Form of Purchase Unit Agreement.

*	4.22	Form of Purchase Unit Certificate.

	4.23	Form of Certificate of Common Stock (incorporated by reference to Exhibit 5 to the Registration Statement on Form 8-A filed by Westinghouse Air Brake Technologies Corporation on May 19, 1995).

*	4.24	Form of Certificate of Preferred Stock.

*	4.25	Form of Guarantee.

+	5.1	Opinion of K&L Gates LLP.

+	12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

+	23.1	Consent of Ernst & Young LLP.

+	23.2	Consent of PricewaterhouseCoopers Audit.

	23.3	Consent of K&L Gates LLP (included as part of Exhibit 5.1).

	24.1	Powers of Attorney (included on signature page).

+	25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture, dated August 8, 2013, by and between the Company and Wells Fargo, National Association, as Trustee.

+	25.2	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

+	25.3	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

	99.1	Unaudited pro forma condensed combined financial information of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-4 filed by Westinghouse Air Brake Technologies Corporation on July 19, 2017).

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Westinghouse Air Brake Technologies Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Albert J. Neupaver Albert J. Neupaver	Chairman of the Board	August 3, 2017

/s/ Raymond T. Betler Raymond T. Betler	President and Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2017

/s/ Patrick D. Dugan Patrick D. Dugan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2017

/s/ John A. Mastalerz John A. Mastalerz	Senior Vice President and Principal Accounting Officer (Principal Accounting Officer)	August 3, 2017

/s/ Philippe Alfroid Philippe Alfroid	Director	August 3, 2017

SIGNATURE	TITLE	DATE

/s/ Robert J. Brooks Robert J. Brooks	Director	August 3, 2017

/s/ Erwan Faiveley Erwan Faiveley	Director	August 3, 2017

/s/ Emilio A. Fernandez Emilio A. Fernandez	Director	August 3, 2017

/s/ Lee B. Foster, II Lee B. Foster, II	Director	August 3, 2017

/s/ Linda Harty Linda Harty	Director	August 3, 2017

/s/ Brian P. Hehir Brian P. Hehir	Director	August 3, 2017

/s/ Michael W. D. Howell Michael W. D. Howell	Director	August 3, 2017

/s/ William E. Kassling William E. Kassling	Director	August 3, 2017

/s/ Stephane Rambaud-Measson Stephane Rambaud-Measson	Director	August 3, 2017

Nickolas W. Vande Steeg	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

AERO TRANSPORTATION PRODUCTS, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Aero Transportation Products, Inc., a Missouri corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President and Treasurer and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Mickey Korzeniowski Mickey Korzeniowski	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

BARBER STEEL FOUNDRY CORP.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Barber Steel Foundry Corp., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ David L. DeNinno David L. DeNinno	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

DUROX COMPANY

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Durox Company, an Ohio corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

G&B SPECIALTIES, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of G&B Specialties, Inc., a Pennsylvania corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

LONGWOOD ELASTOMERS, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Longwood Elastomers, Inc., a Virginia corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

/s/ David Meyer David Meyer	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

LONGWOOD INDUSTRIES, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Longwood Industries, Inc., a New Jersey corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

/s/ David Meyer David Meyer	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

LONGWOOD INTERNATIONAL, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Longwood International, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

/s/ David Meyer David Meyer	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

MOTIVEPOWER, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of MotivePower, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

/s/ Raymond T. Betler Raymond T. Betler	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

RAILROAD CONTROLS, L.P.

By: RCL, L.L.C., its General Partner

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President and Treasurer of RCL, L.L.C. (Principal Executive Financial and Accounting Officer)	August 3, 2017

RCL, L.L.C.	General Partner	August 3, 2017

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

RAILROAD FRICTION PRODUCTS CORPORATION

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Railroad Friction Products Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

RCL, L.L.C.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President and Treasurer (Principal Executive, Financial and Accounting Officer)	August 3, 2017

RCLP Acquisition LLC	Managing Member	August 3, 2017

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

RICON CORP.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Ricon Corp., a California corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

SCHAEFER EQUIPMENT, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Schaefer Equipment, Inc., an Ohio corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

STANDARD CAR TRUCK COMPANY

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Standard Car Truck Company, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

THERMAL TRANSFER ACQUISITION CORPORATION

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Thermal Transfer Acquisition Corporation, a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President and Treasurer and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3 2017

/s/ Michael E. Fetsko Michael E. Fetsko	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

TRANSTECH OF SOUTH CAROLINA, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of TransTech of South Carolina, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

TURBONETICS HOLDINGS, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Turbonetics Holdings, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

WABTEC INTERNATIONAL, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wabtec International, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

WABTEC RAILWAY ELECTRONICS, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wabtec Railway Electronics, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Bruce Beveridge Bruce Beveridge	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

WABTEC RAILWAY ELECTRONICS MANUFACTURING, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wabtec Railway Electronics Manufacturing, Inc., a Delaware corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Bruce Beveridge Bruce Beveridge	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

WORKHORSE RAIL, LLC

By:	/s/ Keith P. Hildum
Name:	Keith P. Hildum
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Workhorse Rail, LLC, a Pennsylvania limited liability company, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Keith P. Hildum Keith P. Hildum	Vice President and Treasurer and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

XORAIL, INC.

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Xorail, Inc., a Florida corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmerding, Commonwealth of Pennsylvania on August 3, 2017.

YOUNG TOUCHSTONE COMPANY

By:	/s/ Patrick D. Dugan
Name:	Patrick D. Dugan
Title:	Vice President, Finance

POWER OF ATTORNEY

Each of the undersigned directors and officers of Young Touchstone Company, a Wisconsin corporation, do hereby constitute and appoint Patrick D. Dugan and David L. DeNinno, or either of them, the undersigned’s true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Patrick D. Dugan Patrick D. Dugan	Vice President, Finance and Director (Principal Executive, Financial and Accounting Officer)	August 3, 2017

/s/ David M. Seitz David M. Seitz	Director	August 3, 2017

/s/ Keith P. Hildum Keith P. Hildum	Director	August 3, 2017

EXHIBIT INDEX

	Exhibit Number	Description

*	1.1	Form of Underwriting Agreement.

*	1.2	Form of Distribution Agreement.

	4.1	Indenture, dated August 8, 2013, by and between the Company and Wells Fargo, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Westinghouse Air Brake Technologies Corporation on August 8, 2013).

	4.2	First Supplemental Indenture, dated as of August 8, 2013, by and between Westinghouse Air Brake Technologies Corporation and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on August 8, 2013).

	4.3	Form of 4.375% Senior Note due 2023 (included in Exhibit 4.2).

	4.4	Second Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.5	Third Supplemental Indenture, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.6	Form of 3.450 % Senior Note due 2026 (included in Exhibit 4.5).

	4.7	Registration Rights Agreement, dated as of November 3, 2016, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as representatives of the several initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 8-K filed on November 3, 2016).

	4.8	Fourth Supplemental Indenture, dated as of February 9, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to Westinghouse Air Brake Technologies Corporation’s Annual Report on Form 10-K filed on February 28, 2017).

	4.9	Fifth Supplemental Indenture, dated as of April 28, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Westinghouse Air Brake Technologies Corporation’s Current Report on Form 10-Q filed on May 4, 2017).

	4.10	Sixth Supplemental Indenture, dated as of June 21, 2017, by and among Westinghouse Air Brake Technologies Corporation, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-4 filed by Westinghouse Air Brake Technologies Corporation on July 19, 2017).

	4.11	Form of Indenture for Senior Debt (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed by Westinghouse Air Brake Technologies Corporation on August 5, 2013).

	4.12	Form of Senior Debt Security (included as part of Exhibit 4.1 and Exhibit 4.11).

	4.13	Form of Indenture for Subordinated Debt (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed by Westinghouse Air Brake Technologies Corporation on August 5, 2013).

	4.14	Form of Subordinated Debt Security (included as part of Exhibit 4.13).

*	4.15	Form of Warrant Agreement.

*	4.16	Form of Warrant Certificate.

*	4.17	Form of Deposit Agreement.

*	4.18	Form of Depositary Receipt.

*	4.19	Form of Purchase Contract Agreement.

*	4.20	Form of Purchase Contract Security.

*	4.21	Form of Purchase Unit Agreement.

*	4.22	Form of Purchase Unit Certificate.

	4.23	Form of Certificate of Common Stock (incorporated by reference to Exhibit 5 to the Registration Statement on Form 8-A filed by Westinghouse Air Brake Technologies Corporation on May 19, 1995).

*	4.24	Form of Certificate of Preferred Stock.

*	4.25	Form of Guarantee.

+	5.1	Opinion of K&L Gates LLP.

+	12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.

+	23.1	Consent of Ernst & Young LLP.

+	23.2	Consent of PricewaterhouseCoopers Audit.

	23.3	Consent of K&L Gates LLP (included as part of Exhibit 5.1).

	24.1	Powers of Attorney (included on signature page).

+	25.1	Form T-1 Statement of Eligibility of Trustee under the Indenture, dated August 8, 2013, by and between the Company and Wells Fargo, National Association, as Trustee.

+	25.2	Form T-1 Statement of Eligibility of Senior Debt Indenture Trustee.

+	25.3	Form T-1 Statement of Eligibility of Subordinated Debt Indenture Trustee.

	99.1	Unaudited pro forma condensed combined financial information of Westinghouse Air Brake Technologies Corporation for the year ended December 31, 2016 (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-4 filed by Westinghouse Air Brake Technologies Corporation on July 19, 2017).

*	To be filed either by amendment to this Registration Statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
+	Filed herewith.